                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN CONSENT STATEMENT

                           SCHEDULE 14A INFORMATION
              CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [_]
Filed by party other than the registrant [X]
Check the appropriate box:
  [_]Preliminary Consent Statement          [_]Confidential, for Use of the
  [_]Definitive Consent Statement              Commission Only (as permitted
  [X]Definitive Additional Materials           by Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           H. F. AHMANSON & COMPANY
                 (NAME OF PERSON(S) FILING CONSENT STATEMENT,
                         IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
  [X]No fee required
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                   [LETTERHEAD OF H. F. AHMANSON & COMPANY]

                                                                  March 17, 1997

Dear Great Western
  Financial Corporation Stockholder:

  On March 17, 1997, H. F. Ahmanson & Company significantly enhanced its offer to Great Western stockholders.

  AHMANSON'S REVISED PROPOSAL PROVIDES A SUBSTANTIAL PREMIUM TO GREAT WESTERN STOCKHOLDERS, IN EXCESS OF $400 MILLION, OR APPROXIMATELY $3 PER SHARE, OVER THE WASHINGTON MUTUAL PROPOSAL, BASED ON MARCH 14TH CLOSING STOCK PRICES.

  Moreover, Ahmanson's enhanced merger proposal demonstrates, in the strongest possible terms, our conviction that our merger projections and assumptions are sound and carefully considered and that a merger of our two companies would provide extraordinary benefits to our respective stockholders and other constituencies. We believe that this is a proposal that Washington Mutual cannot match without increasing its own stockholders' dilution to what must be an unacceptable level.

                          OUR SUPERIOR MERGER PROPOSAL

  . Great Western stockholders would receive, tax-free, at least 1.10 and as much as 1.20 common shares of Ahmanson for each common share of Great Western.

  . AHMANSON'S ENHANCED MERGER PROPOSAL WILL PROVIDE STOCKHOLDERS WITH $50 IN AHMANSON COMMON STOCK FOR EACH GREAT WESTERN COMMON SHARE WHEN AHMANSON'S COMMON STOCK PRICE IS BETWEEN $41.67 AND $45.45. The exchange ratio will be 1.10 when Ahmanson's common stock price is $45.45 or above and will be 1.20 when Ahmanson's common stock price is $41.67 or below.

  . The exchange ratio will be fixed in a range between 1.10 and 1.20 common shares of Ahmanson for each common share of Great Western by dividing $50 by the average closing price of Ahmanson common stock for the 20 trading days preceding approval of the merger by the Office of Thrift Supervision, or as otherwise agreed in connection with entering into a merger agreement with Great Western.

  WE URGE YOU TO SUPPORT OUR SUPERIOR OFFER AND SEND A CLEAR MESSAGE TO THE GREAT WESTERN BOARD OF DIRECTORS. VOTE THE ENCLOSED WHITE CONSENT CARD TODAY.

  . Urge the Great Western Board to maximize stockholder value by seeking to obtain the best price and treat all bidders equally.

  .  Tell the Great Western Board to negotiate with Ahmanson.

  .  Act decisively to protect the value of your shares.

  We are asking all stockholders to return their new WHITE consent cards by our target date of Thursday, March 27th.

  PLEASE VOTE YOUR WHITE CONSENT CARD BY MARKING, SIGNING, DATING, AND RETURNING IT TODAY.

  EVEN IF YOU HAVE PREVIOUSLY VOTED, SINCE WE HAVE AMENDED PROPOSALS 1 AND 2 AS DISCUSSED IN THE ENCLOSED SUPPLEMENTAL CONSENT STATEMENT, IT IS NECESSARY FOR YOU TO RE-SUBMIT YOUR WHITE CONSENT CARDS IN ORDER FOR YOUR SHARES TO BE COUNTED ON THE REVISED PROPOSALS.

                   YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY.

  We appreciate your support on these important matters.

                                          Sincerely,

                                      /s/ CHARLES R. RINEHART
                                          -------------------------------------
                                          Charles R. Rinehart
                                          Chairman of the Board and Chief
                                           Executive Officer




    If you have any questions or need assistance in completing the WHITE consent card, please contact:

                                     LOGO
                               156 Fifth Avenue
                           New York, New York 10010
                         (212) 929-5500 (call collect)
                                      or
                         CALL TOLL-FREE (800) 322-2885

                               ----------------

                        SUPPLEMENTAL CONSENT STATEMENT
                                      TO
              STOCKHOLDERS OF GREAT WESTERN FINANCIAL CORPORATION
                                      BY
                           H. F. AHMANSON & COMPANY

                               ----------------

  This Supplemental Consent Statement and the accompanying WHITE consent card are being furnished by H. F. Ahmanson & Company ("Ahmanson") to the holders of shares of common stock of Great Western Financial Corporation ("GWF") in connection with the solicitation by Ahmanson of the consent of GWF stockholders to the Proposals described in the Consent Statement dated March 3, 1997, as modified herein. Terms used in this Supplemental Consent Statement and not otherwise defined have the meanings set forth in the Consent Statement. The Record Date for the Consent Solicitation is March 13, 1997. AHMANSON HAS SET A TARGET DATE OF MARCH 27, 1997 (WHICH IT MAY EXTEND AT ITS SOLE DISCRETION) FOR APPROVAL OF THE PROPOSALS, SO PLEASE CONSENT PROMPTLY.

  On February 17, 1997, Ahmanson submitted a written proposal to GWF for a tax-free merger of the two companies pursuant to which each outstanding share of GWF Common Stock would be converted into 1.05 shares of Ahmanson Common Stock. On March 5, 1997, GWF entered into a merger agreement with Washington Mutual, Inc. ("WaMu") providing for a tax-free merger pursuant to which each outstanding share of GWF Common Stock would be converted into 0.90 shares of WaMu Common Stock. On March 17, 1997, Ahmanson submitted an enhanced proposal to GWF pursuant to which each outstanding share of GWF Common Stock would be converted into between 1.10 and 1.20 shares of Ahmanson Common Stock. The exact exchange ratio would be determined by dividing $50 by the average closing price of the Ahmanson Common Stock for the 20 trading days preceding the approval of the merger by the Office of Thrift Supervision. The enhanced proposal is accordingly designed to provide the GWF stockholders with an offer that is indisputably superior to the WaMu proposal.

  Ahmanson remains committed to a merger with GWF and believes that it can maximize stockholder value for GWF's stockholders. To date, GWF has not responded to the Ahmanson Merger Proposal or the enhanced proposal or given Ahmanson an opportunity to enter into any discussions or negotiations concerning a business combination between Ahmanson and GWF.

  Accordingly, in order to reflect the fact that GWF has entered into a merger agreement with WaMu and to encourage the GWF Board to maximize stockholder value by providing Ahmanson, as well as any other potential acquirer, with the same access and information that WaMu has been afforded, Ahmanson has revised Proposals 1 and 2 as set forth in this Supplemental Consent Statement.

  Any returned WHITE consent cards consenting to Proposal 1 or Proposal 2 as set forth in the Consent Statement will not be counted as a consent to Proposal 1 or Proposal 2 as revised but will be counted with respect to Proposals 3, 4 and 5. Accordingly, you are urged to mark, execute and return the WHITE consent card to consent to Proposal 1 and Proposal 2 as revised and Proposals 3, 4 and 5.

  If you have any questions concerning this Supplemental Consent Statement or the Consent Statement or the procedures to be followed to execute and deliver a consent, please contact MacKenzie Partners, Inc. at the address or phone numbers specified on the back page of the Consent Statement. YOUR CONSENT AND PROMPT ACTION ARE IMPORTANT. YOU ARE URGED TO GRANT YOUR CONSENT BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT CARD AS SOON AS POSSIBLE.

                               ----------------

  This Supplemental Consent Statement and the WHITE consent card are first being sent to GWF stockholders on or about March 17, 1997.

  Proposal 1 and Proposal 2 in the Consent Statement are revised to read as follows:

  PROPOSAL 1: Adopt the following non-binding resolution:

    "RESOLVED, that the stockholders of Great Western Financial Corporation ("Great Western") urge the Great Western Board of Directors (the "Great Western Board"), if requested by H. F. Ahmanson & Company ("Ahmanson") or any other person making a bona fide and concrete merger proposal, to provide all nonpublic information given to Washington Mutual, Inc. to Ahmanson or such other person and to participate in discussions and negotiations with, and consider each and every bona fide and concrete merger proposal made by, Ahmanson or such other person and otherwise to facilitate any effort or attempt by Ahmanson or such other person to make or implement a merger proposal in order to maximize stockholder value. Furthermore, in evaluating any merger proposal, the Great Western Board shall take into account the potential that the Great Western Stockholders will receive a substantial portion of the value of the cost savings resulting from a merger with Ahmanson or, if applicable, such other person."

  The purpose of Proposal 1 as revised is to give stockholders of GWF the opportunity to send a clear message to the GWF Board that they support the maximization of stockholder value and that they want the GWF Board to provide Ahmanson, as well as any other potential acquirer, with the same access and information that WaMu has been afforded, to engage in discussions and negotiations with Ahmanson or such other person and to consider all merger proposals in order to maximize stockholder value. Under the DGCL, this resolution will not be legally binding upon the GWF Board. However, Ahmanson believes that the GWF Board, in accordance with its fiduciary duties, will take into account the views of a majority of the stockholders of GWF in determining whether to provide Ahmanson, as well as any other potential acquirer, with an opportunity to maximize stockholder value for GWF's stockholders. Ahmanson recognizes that GWF is a party to a merger agreement with WaMu and that any dealings that GWF has with Ahmanson or any other potential acquirer will be in accordance with the terms of such agreement.

  PROPOSAL 2: Adopt the following non-binding resolution:

    "RESOLVED, that the stockholders of Great Western Financial Corporation ("Great Western") urge the Great Western Board of Directors (the "Great Western Board") not to grant, without the prior approval of a majority of the stockholders of Great Western having voting power, third party break-up fees, stock options, "crown jewel" options or other lock up arrangements in connection with an "Acquisition Transaction" as hereinafter defined, unless such agreement contains a provision ensuring that the aggregate value of all such break up fees, stock options, "crown jewel" options and other lock-up arrangements can never exceed $100,000,000; "Acquisition Transaction" means any merger, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets, deposits or any equity securities of, Great Western or any of its subsidiaries."

  The purpose of Proposal 2 as revised is to give stockholders of GWF the opportunity to send a clear message to the GWF Board that they do not want GWF to grant excessive lock-up arrangements that could deter a merger or similar transaction maximizing stockholder value unless the GWF stockholders approve the arrangement. Ahmanson has modified Proposal 2 since (i) GWF has already entered into an excessive lock up arrangement, in the merger agreement with WaMu, which such proposal was designed to prevent and (ii) Ahmanson is challenging such excessive lock up arrangement through litigation in the State of Delaware. Under the DGCL, this resolution will not be legally binding upon the GWF Board. However, Ahmanson believes that the GWF Board, in accordance with its fiduciary duties, will take into account the views of a majority of the stockholders of GWF in determining whether to enter into further excessive lock up arrangements.

                                          H. F. AHMANSON & COMPANY

March 17, 1997

                      GREAT WESTERN FINANCIAL CORPORATION

           CONSENT SOLICITED BY H. F. AHMANSON & COMPANY TO ACTION OF STOCKHOLDERS OF GREAT WESTERN FINANCIAL CORPORATION WITHOUT A MEETING

  The undersigned, a holder of record of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Great Western Financial Corporation ("Great Western") on March 13, 1997, the record date for this consent solicitation, hereby acknowledges receipt of the Consent Statement dated March 3, 1997 and the Supplemental Consent Statement dated March 17, 1997, provided by H. F. Ahmanson & Company, and consents pursuant to Section 228 of the Delaware General Corporation Law, with respect to all of the shares of Common Stock held by the undersigned, to the adoption of each of the following proposals (collectively, the "Proposals") without a meeting of the stockholders of Great Western (except as otherwise specified below).

  AHMANSON URGES YOU TO CONSENT TO THE PROPOSALS.

PROPOSAL 1: Adopt the non-binding resolution to urge the Great Western Board of Directors (the "Great Western
   Board") to provide nonpublic information to, and enter into discussions and negotiations with, H. F. Ahmanson
   & Company or any other person making a bona fide and concrete merger proposal. (For complete text, see
   Proposal 1 in the Supplemental Consent Statement)


                     WITHHOLDS
        CONSENTS      CONSENT       ABSTAINS
          [_]           [_]           [_]

PROPOSAL 2: Adopt the non-binding resolution to urge the Great Western Board not to grant any break-up fees, stock options, "crown jewel" options or other lock-up arrangements in connection with an "Acquisition
   Transaction" in a aggregate amount in excess of $100,000,000 without the prior approval of a majority of the stockholders of Great Western. (For complete text, see Proposal 2 in the Supplemental Consent
   Statement)

                     WITHHOLDS
        CONSENTS      CONSENT       ABSTAINS
          [_]           [_]           [_]


PLEASE VOTE PROMPTLY!                               (continued on other side)

IF RETURNED CARDS ARE EXECUTED AND DATED BUT NOT MARKED WITH RESPECT TO ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSAL.

PROPOSAL 3: Amend Section 2 of the By-laws of Great Western to require that the annual meeting of stockholders in each year shall be held on the fourth Tuesday in April, or on a date within 14 days thereof. (For complete text, see Proposal 3 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]

PROPOSAL 4: Amend Section 6 of the By-laws of Great Western to prevent the presiding officer from adjourning any meeting at which a quorum is present unless all business properly brought before such meeting has been acted upon by the Great Western stockholders. (For complete text, see Proposal 4 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]

PROPOSAL 5: Amend the By-laws of Great Western by adding a new Section 25 which would prevent the Great Western Board from subsequently amending any of the By-law amendments adopted pursuant to the Consent Solicitation without the prior approval of a majority of the stockholders of Great Western. (For complete text, see Proposal 5 in the Consent Statement)

                           WITHHOLDS
            CONSENTS       CONSENT         ABSTAIN
              [_]            [_]             [_]

Consents can only be given by the stockholder of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE
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SIGNATURE(S)
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TITLE OR AUTHORITY
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SIGNATURE
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(IF HELD JOINTLY)

           PLEASE MARK, SIGN, DATE AND RETURN YOUR CONSENT PROMPTLY.